UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2016, Vanda Pharmaceuticals Inc. (“Vanda”) and Square 54 Office Owner LLC (the “Landlord”) entered into a second amendment (the “Second Lease Amendment”) of Vanda’s lease dated July 25, 2011 (the “Lease”) for its headquarters at 2200 Pennsylvania Avenue, N.W. in Washington, DC. Pursuant to the terms of the original Lease, Vanda occupies 21,400 square feet on the third floor of the building (the “3rd Floor Premises”). The Lease term with respect to the 3rd Floor Premises was scheduled to expire on March 31, 2023. The Lease was amended in March of 2014 (the “First Lease Amendment”), pursuant to which Vanda occupies an additional 8,860 square feet on the second floor of the building (the “2nd Floor Premises”). The Lease term with respect to the 2nd Floor Premises is scheduled to expire on September 30, 2026. The Second Lease Amendment extends the Lease term with respect to the 3rd Floor Premises by an additional three and one half years, from April 1, 2023 until September 30, 2026, to make it coterminous with the Lease term for the 2nd Floor Premises. In addition, under the Second Lease Amendment, on April 1, 2023, the Landlord will provide Vanda with an allowance of approximately $321,000 for additional tenant improvements to the 3rd Floor Premises.

On June 22, 2016, Vanda and Hunton & Williams LLP (the “Sublessor”) entered into a sublease with respect to additional space in the same building (the “Sublease”). Under the Sublease, Vanda shall have the right to occupy an additional 9,928 square feet in the building. The Sublease will have a term beginning on January 1, 2017 and ending on July 31, 2026, but may be terminated earlier by either the Sublessor or Vanda upon certain conditions. Vanda will initially pay approximately $586,000 in annual rent, which rent will increase 4% per year, over the term of the Sublease, however rent will be abated for the first nine months of the term. The Sublessor will provide Vanda with an allowance of approximately $99,000 for tenant improvements. Vanda will have the right to sublease or assign all or a portion of the premises, subject to standard conditions.

The foregoing descriptions of the Lease Amendment and the Sublease do not purport to be complete and are qualified in their entirety by the full text of the Lease Amendment and Sublease, copies of which will be filed with the exhibits to Vanda’s quarterly report on Form 10-Q for the quarter ending June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2016	VANDA PHARMACEUTICALS INC.

	By:	/s/ Richard L. Gulino
Name: Richard L. Gulino Title: Senior Vice President, General Counsel and Secretary